UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2020

VistaGen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	000-54014	20-5093315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

343 Allerton Ave. South San Francisco, California 94090
(Address of principal executive offices)
(650) 577-3600
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VTGN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01  Entry into a Material Definitive Agreement.

On December 18, 2020, VistaGen Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and William Blair & Company, L.L.C., as representatives of the underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters, in an underwritten public offering (the “Public Offering”), 63,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) at a public offering price of $0.92 per share and 2,000,000 shares of a newly issued series of convertible preferred stock (“Series D Preferred Stock” and, together with the Common Stock, the “Securities”) at a public offering price of $21.16 per share, resulting in gross proceeds to the Company of $100 million. The Public Offering closed on December 22, 2020 at which time the Securities were issued and sold to the Underwriters.

The Company expects to use the net proceeds from the Public Offering of approximately $93.5 million, after deducting underwriting discounts and commissions and offering expenses payable by the Company, for research, development and manufacturing and regulatory expenses associated with continuing development of PH94B, PH10, AV-101, and potential drug candidates to expand its CNS pipeline, and for other working capital and general corporate purposes.

The Securities were sold pursuant to the Company’s effective shelf registration statement filed with the Securities and Exchange Commission (“SEC”) on September 30, 2019, and declared effective on October 7, 2019 (File No. 333-234025). A prospectus supplement relating to the Public Offering was filed with the SEC on December 18, 2020.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties, and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion and consent of Woodburn and Wedge, relating to the Securities is attached hereto as Exhibit 5.1.

Item 3.03  Material Modification to Rights of Security Holders.

The information contained in Item 5.03 with respect to the Certificate of Designation (as defined below) is incorporated by reference into this Item 3.03.

Item 5.03  Amendments to Articles of Incorporation; Change in Fiscal Year.

In connection with the Public Offering, on December 21, 2020, the Company filed the Certificate of Designation of the Relative Rights and Preferences of the Series D Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada to establish the terms, rights, obligations and preferences of the Series D Preferred Stock. The Certificate of Designation became effective upon the filing with the Secretary of State of the State of Nevada. The Certificate of Designation designates 2,000,000 shares as Series D Preferred Stock, par value $0.001 per share.

Rank

The shares of Series D Preferred Stock rank: (i) senior to all of the Company’s Common Stock until the date of the Charter Amendment (as defined below); (ii) senior to any class or series of the Company’s capital stock hereafter created specifically ranking by its terms junior to the Series D Preferred Stock; (iii) on parity to all shares of the Company’s Series A Convertible Preferred Stock, Series B 10% Convertible Preferred Stock and Series C Convertible Preferred Stock; (iv) on parity to any class or series of the Company’s capital stock hereafter created specifically ranking by its terms on parity with the Series D Preferred Stock; and (v) junior to any class or series of the Company’s capital stock hereafter created specifically ranking by its terms senior to the Series D Preferred Stock, in each case, as to distributions of assets upon the Company’s liquidation, dissolution or winding up whether voluntarily or involuntarily and/or the right to receive dividends.

Conversion

Each whole share of Series D Preferred Stock is initially convertible into 23 shares of Common Stock at any time at the option of the holder; provided, that the Series D Preferred Stock will not be convertible prior to the date on which the Company receives approval of its stockholders of an amendment to the Company’s Restated and Amended Articles of Incorporation (the “Articles of Incorporation”) to increase the number of authorized shares of Common Stock to a total of 325 million shares (the “Charter Amendment”) and such Charter Amendment is effective; and provided further, that the holders of Series D Preferred Stock will be prohibited, subject to certain exceptions, from converting such shares of Series D Preferred Stock into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.99% of the total number of shares of Common Stock then issued and outstanding, which percentage may be changed at the holder’s election to a lower percentage at any time or to a higher percentage not to exceed 19.99% upon 61 days’ notice to the Company.

Liquidation Preference

Prior to approval and effectiveness of the Charter Amendment, each holder of shares of Series D Preferred Stock is entitled to receive, in preference to any distributions of any of the assets or surplus funds of the Company to the holders of Common Stock and any of the Company’s securities that by their terms are junior to the Series D Preferred Stock and pari passu with any distribution to the holders of any securities having (by their terms) parity with the Series D Preferred Stock, an amount equal to $0.001 per share of Series D Preferred Stock, plus an additional amount equal to any dividends declared but unpaid on such shares, before any payments shall be made or any assets distributed to holders of any class of Common Stock or any of the Company’s securities that by their terms are junior to the Series D Preferred Stock. If, upon any such liquidation, dissolution or winding up of the Company, the assets of the Company shall be insufficient to pay the holders of shares of the Series D Preferred Stock the amount required under the preceding sentence, then all remaining assets of the Company shall be distributed ratably to holders of the shares of the Series D Preferred Stock and any securities having (by their terms) parity with the Series D Preferred Stock. After such preferential payment, each holder of shares of Series D Preferred Stock shall be entitled to participate pari passu with the holders of Common Stock (on an as-converted basis, without regard to the 9.99% beneficial ownership limitation) and any securities having (by their terms) parity with the Series D Preferred Stock, including the Series A Convertible Preferred Stock, the Series B 10% Convertible Preferred Stock and the Series C Convertible Preferred Stock, in the remaining distribution of the net assets of the Company available for distribution.

On and after the approval and effectiveness of the Charter Amendment, the Series D Preferred Stock will have no liquidation preference.

Voting Rights

Prior to the date of the Charter Amendment, holders of shares of the Series D Preferred Stock will have one vote per share of Series D Preferred Stock and will vote as a single class with the shares of Common Stock. On and after the date of the Charter Amendment, the Series D Preferred Stock will generally have no voting rights. However, so long as shares of Series D Preferred Stock remain outstanding, the affirmative vote of holders of a majority of the then-outstanding shares of Series D Preferred Stock will be required before the Company can: (a) amend, alter, modify or repeal (whether by merger, consolidation or otherwise) the Certificate of Designation, the Articles of Incorporation or the Company’s Second Amended and Restated Bylaws in any manner that adversely affects the rights, preferences, privileges or the restrictions provided for the benefit of, the Series D Preferred Stock; (b) issue further shares of Series D Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Series D Preferred Stock; or (c) enter into any agreement to do any of the foregoing that is not expressly made conditional on obtaining the affirmative vote or written consent of the requisite holders.

Dividends

Shares of the Series D Preferred Stock are entitled to receive any dividends payable to holders of Common Stock on an as-converted-to-common-stock basis.

Redemption

The Company will not be obligated to redeem or repurchase any shares of Series D Preferred Stock. Shares of Series D Preferred Stock will not otherwise be entitled to any redemption rights or mandatory sinking fund or analogous fund provisions.

Exchange Listing

The Company does not intend to apply for listing of the Series D Preferred Stock on any securities exchange or other trading system.

The foregoing description of the Certificate of Designation and the terms of the Series D Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Designation, a copy of which is being filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 7.01  Regulation FD Disclosure.

On December 22, 2020, the Company issued a press release announcing the closing of the Public Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference into this Item 7.01.

The information in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, except as set forth by specific reference in such filing.

Item 8.01  Other Events.

On December 18, 2020, the Company issued a press release announcing the pricing of the Public Offering. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2, and is incorporated herein by reference into this Item 8.01.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 18, 2020, by and among VistaGen Therapeutics, Inc., Jefferies LLC and William Blair & Company, L.L.C.
3.1	Certificate of Designation of the Relative Rights and Preferences of the Series D Convertible Preferred Stock.
5.1	Opinion of Woodburn and Wedge.
23.1	Consent of Woodburn and Wedge (included in Exhibit 5.1).
99.1	Press Release issued by VistaGen Therapeutics, Inc. to announce closing of the Public Offering, dated December 22, 2020.
99.2	Press Release issued by VistaGen Therapeutics, Inc. to announce pricing of the Public Offering, dated December 18, 2020.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VistaGen Therapeutics, Inc.

Date: December 22, 2020	By:	/s/ Shawn K. Singh
Shawn K. Singh Chief Executive Officer